UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2025

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Smith Street	Houston,	TX	77002
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (832) 854-1000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The 2025 Annual Meeting of Stockholders of Chevron Corporation (“Chevron” or the “Company”) was held on Wednesday, May 28, 2025 (“Annual Meeting”), at which the stockholders approved amendments to the Company’s Restated Certificate of Incorporation (“Charter”) to eliminate the monetary liability of certain officers in circumstances similar to, but more limited than, the protections that the Charter already affords to our Directors (“Proposed Amendments”).
A detailed description of the Proposed Amendments is set forth in “Item 4: Board Proposal to Amend the Company’s Restated Certificate of Incorporation to Provide for Officer Exculpation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2025 (“2025 Proxy Statement”), which description is qualified in its entirety by reference to the full text of the Charter as amended by the Proposed Amendments (the “Restated Certificate of Incorporation”) filed as Exhibit 3.1 to this Report and incorporated herein by reference. The Restated Certificate of Incorporation became effective upon its filing with the Secretary of State of the State of Delaware on May 28, 2025.

Item 5.07	Submission of Matters to a Vote of Security Holders.
(b)     At the Annual Meeting, Chevron stockholders voted on the matters set forth below, with final voting results indicated. For the election of Directors in an uncontested election, each nominee who received a majority of votes cast (i.e., the number of shares voted for exceeded the number of shares voted against, excluding abstentions) was elected as a Director. Approval of the amendment to Chevron’s Restated Certificate of Incorporation to provide for officer exculpation required the affirmative vote of a majority of the outstanding shares of the Company. All other items were approved if the number of shares voted for exceeded the number of shares voted against, excluding abstentions.

(1)	All nominees for election to the Chevron Board of Directors (“Board”) were elected, each for a one-year term, based upon the following votes:
Nominee	Votes For		Votes Against	Abstentions	Broker Non-Votes
Wanda M. Austin	1,196,462,237	98.0%	23,876,507	4,802,735	261,641,015
John B. Frank	1,191,704,410	97.7%	28,503,884	4,933,185	261,641,015
Alice P. Gast	1,190,851,057	97.6%	29,547,837	4,742,585	261,641,015
Enrique Hernandez, Jr.	1,158,584,489	95.0%	61,065,031	5,491,959	261,641,015
Marillyn A. Hewson	1,202,605,046	98.6%	17,747,813	4,788,620	261,641,015
Jon M. Huntsman Jr.	1,128,008,849	92.4%	92,277,674	4,854,956	261,641,015
Charles W. Moorman	1,175,862,077	96.4%	44,308,083	4,971,319	261,641,015
Dambisa F. Moyo	1,201,096,530	98.5%	18,958,592	5,086,357	261,641,015
Debra Reed-Klages	1,187,607,291	97.4%	32,229,378	5,304,810	261,641,015
D. James Umpleby III	1,205,336,219	98.8%	14,315,249	5,490,011	261,641,015
Cynthia J. Warner	1,197,595,849	98.1%	22,730,866	4,814,764	261,641,015
Michael K. Wirth	1,172,237,543	96.1%	47,951,647	4,952,289	261,641,015

(2)	The Board’s proposal to ratify the appointment of PricewaterhouseCoopers LLP as Chevron’s independent registered public accounting firm for 2025 was approved based upon the following votes:
Votes For	1,428,369,837	96.3%
Votes Against	55,418,926	3.7%
Abstentions	2,993,731
Broker Non-Votes	Brokers were permitted to cast stockholder non-votes (i.e., uninstructed shares) at their discretion on this proposal item, and such non-votes are reflected in the votes for or against or abstentions.

(3)	The Board’s proposal for stockholders to approve, on an advisory basis, the compensation of Chevron’s named executive officers was approved based upon the following votes:
Votes For	1,145,531,376	94.0%
Votes Against	72,861,120	6.0%
Abstentions	6,748,983
Broker Non-Votes	261,641,015

(4)	The Board’s proposal to amend the Company’s Charter to provide for officer exculpation was approved based upon the following votes:
Votes For	1,091,796,601	62.51%*
Votes Against	127,303,537	7.3%*
Abstentions	6,041,341
Broker Non-Votes	261,641,015
*	As a percentage of outstanding shares.

(5)	The stockholder proposal to commission a third-party report on human rights practices was not approved based upon the following votes:
Votes For	126,949,782	10.5%
Votes Against	1,084,087,293	89.5%
Abstentions	14,104,404
Broker Non-Votes	261,641,015

(6)	The stockholder proposal to report on renewable energy stranded asset risks was not approved based upon the following votes:
Votes For	17,782,256	1.5%
Votes Against	1,193,014,263	98.5%
Abstentions	14,344,960
Broker Non-Votes	261,641,015

(7)	The stockholder proposal to allow holders of 10 percent of our common stock to call special meetings was not approved based upon the following votes:
Votes For	301,141,788	24.7%
Votes Against	918,383,535	75.3%
Abstentions	5,616,156
Broker Non-Votes	261,641,015

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of Chevron Corporation, dated May 28, 2025.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 30, 2025

CHEVRON CORPORATION
By:	/s/ Christopher A. Butner
Christopher A. Butner
Assistant Secretary and Senior Counsel